SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e) (2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 14a-12

                               BALCHEM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         1) Title of each class of securities to which transaction applies: N/A

         2)       Aggregate number of securities to which  transaction  applies:
                  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  N/A

         4)       Proposed maximum aggregate value of transaction: N/A

         5)       Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: N/A
         2)       Form, Schedule or Registration Statement No.: N/A
         3)       Filing Party: N/A
         4)       Date Filed: N/A

                              BALCHEM CORPORATION
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2006

                    ----------------------------------------


         TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BALCHEM CORPORATION will be held in the Board of Governors Room, 13th floor, the American Stock Exchange, 86 Trinity Place, New York, New York, on Friday, June 23, 2006 at 11:00 a.m. for the following purposes:

         1. To elect two Class 2 directors to the Board of Directors to serve until the Annual Meeting of Stockholders in 2009 and thereafter until their respective successors are elected and qualified.

         2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Information with respect to the above matters is set forth in the Proxy Statement, which accompanies this Notice.

         The Board of Directors has set April 7, 2006 as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof.

         We hope that all stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Dino A. Rossi

                                            Dino A. Rossi, President & CEO
Dated: April 28, 2006

           P.O. Box 600, New Hampton, New York 10958 Tel: 845-326-5600
                       Fax: 845-326-5702 www.balchem.com
                                         ---------------

                                 PROXY STATEMENT

                               BALCHEM CORPORATION

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Balchem Corporation (the "Company") to be voted at the 2006 Annual Meeting of Stockholders (the "Annual Meeting" or the "Meeting")to be held at the Board of Governors Room, 13th Floor, The American Stock Exchange, 86 Trinity Place, New York, NY, on Friday, June 23, 2006 at 11:00 AM, local time, and at any adjournments or postponements thereof. This Proxy Statement and a proxy card are expected to be sent to stockholders beginning on or about April 28, 2006.

         The Board of Directors has fixed the closed of business on April 7, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, stockholders will be asked to consider and vote upon the election of two Class 2 directors to the Board of Directors to serve until the annual meeting of Stockholders in 2009 and thereafter until their respective successors are elected and qualified. Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election or the Secretary of the Company of such revocation in writing prior to the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

         Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, telefax or in person. All expenses incurred in connection with this solicitation will be borne by the Company. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.


                                  PROPOSAL NO.1
                              ELECTION OF DIRECTORS

         The Company's By-laws provide for a staggered term Board of Directors consisting of six (6) members, with the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3). The term of the two current Class 2 directors who are nominated for election as directors will expire at the Annual Meeting. The Class 1 and Class 3 directors will remain in office until their terms expire, at the annual meetings of stockholders to be held in the years 2007 and 2008, respectively.

         Accordingly, at the 2006 Annual Meeting, two Class 2 directors are to be elected to hold office until the annual meeting of stockholders to be held in 2009 and thereafter until their successors have been elected and qualified. The nominees listed below with brief biographies are currently directors and have been nominated for election after due consideration by the Corporate Governance and Nominating Committee. The Board is not aware of any reason why any such nominee may be unable to serve as a director. If either or both of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend.


Vote Required to Elect Directors

         Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for the Company's nominees for director.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval.

         A Director nominee must receive a plurality of the votes cast at the Meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the election of directors. Approval of any other matter that may come before the Annual Meeting will be determined by the vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting on such matters. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which the majority is calculated.

         All shares represented by duly executed proxies will be voted For the election of the nominees named in this Proxy Statement as directors unless authority to vote For any such nominee has been withheld. If for any reason any such named nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Company's Board of Directors.

Recommendation of the Board of Directors Concerning the Election of Directors

         Upon recommendation by the Corporate Governance & Nominating Committee, the Board of Directors of the Company recommends a vote For the election of Edward L. McMillan and Kenneth P. Mitchell as Class 2 directors to hold office until the Annual Meeting of Stockholders for the Year 2009 and until their successors are elected. Proxies received by the Company will be so voted unless such proxies withhold authority to vote for such nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Director

         Edward L. McMillan, age 60, has been a director of the Company since February 2003. Mr. McMillan owns and manages McMillan, LLC, a transaction-consulting firm that provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to the food and agribusiness industry sectors. From 1988 to 1996, he was President and CEO of Purina Mills, Inc., where he was involved for approximately 25 years in various senior level positions in marketing, strategic planning, and business segment management. Since September 2005, he has been a director of Nutracea, a publicly traded company.

         Kenneth P. Mitchell, age 66, was appointed Lead Director on October 1, 2005 and has been a director of the Company since 1993. Mr. Mitchell is retired. He was Chief Executive Officer of Oakite Products Inc. from 1986 to 1993. Since February 1997, he has been a director of Tetra Technologies, Inc., a publicly traded company.

Directors

         In addition to Edward L. McMillan and Kenneth P. Mitchell, the Company's Board of Directors includes the following members:

         Hoyt Ammidon, Jr., age 68, has been a director of the Company since October 2001. Mr. Ammidon is retired. Mr. Ammidon served as a managing director of Berkshire Capital Corporation, a private company that provides merger and acquisition related services to the investment management and securities industries, from November 1994 to January 2004 and has been an advisory director thereof since January 2004. Prior thereto, he held various executive positions at Cazenove Incorporated, a brokerage firm, The Chase Manhattan Investment Bank and E.F. Hutton & Co., Inc. Mr. Ammidon is currently a Director of Tetra Technologies, Inc. a publicly traded company.

         Dino A. Rossi, age 51, has been a director of the Company since 1997. Mr. Rossi has been President and Chief Executive Officer of the Company since October 1997, Chief Financial Officer of the Company from April 1996 to January 2004 and Treasurer of the Company from June 1996 to June 2003. He was Vice President, Finance and Administration of Norit Americas Inc., a wholly-owned subsidiary of Norit N.V., a chemicals company, from January 1994 to February 1996, and Vice President, Finance and Administration of Oakite Products Inc., a specialty chemicals company, from 1987 to 1993.

         Dr. John Y. Televantos, age 53, has been a director since February 2005. Currently, Dr. Televantos is also an Executive Vice President of Arsenal Capital Partners, Inc., a private equity investment firm. Dr. Televantos was formerly with Hercules as President of the Aqualon Division and as Vice President of Hercules, from April 2002 through 2005. He had been President and Chief Executive Officer, and prior to that Chief Operating Officer, of Foamex International during the period from June 1999 through December 2001. Prior to that, he was Vice President, Development Businesses and Research at Lyondell Chemical Company since 1998. Dr. Televantos holds B.S. and Ph.D. degrees in Chemical Engineering from the University of London, United Kingdom. He also has been on several public and private company Boards and is affiliated with other key industry-related groups.

         Dr. Elaine R. Wedral, age 62, has been a director since October 2003. Dr. Wedral is retired. Dr. Wedral has held various executive level positions within Nestle over the previous 20 years, including President of Nestle's Research and Development, Food Service Systems. Dr. Wedral's career has concentrated in research and development in the areas of food nutrition, development and commercialization of food and beverage products.


Executive Officers

         Set forth below is certain information concerning the executive officers of the Company (other than Mr. Rossi, whose background is described above under the caption "Directors"), which officers serve at the discretion of the Board of Directors:

         Francis J. Fitzpatrick, CPA, age 45, has been the Chief Financial Officer of the Company since January 2004 and Treasurer of the Company since June 2003, and was Controller of the Company from April 1997 to January 2004. He has been an executive officer and Assistant Secretary of the Company since June 1998. He was Director of Financial Operations/Controller of Alliance Pharmaceutical Corp., a pharmaceuticals company, from September 1989 through March 1997.

         David F. Ludwig, age 48, has been Vice President and General Manager, Specialty Products since July 1999 and an executive officer of the Company since June 2000. He was Vice President and General Manager of Scott Specialty Gases, a manufacturer of high purity gas products and specialty gas blends, from September 1997 to June 1999. From 1986 to 1997 he held various international and domestic sales and marketing positions with Engelhard Corporation's Pigments and Additives Division.

         Robert T. Miniger, age 52, has been Vice President, Human Resources since April 2001 and an executive officer of the Company since June 2003. He was the Global Director of Human Resources for the Industrial Coatings Strategic Business Unit of PPG Industries Inc. from 1995 to 2000. From 1980 to 1995, he held several human resource positions within PPG including glass manufacturing and corporate office assignments.

         Paul H. Richardson, PhD, CChem, age 36, has been Vice President of Research and Development and an Executive Officer of the Company since July 2005, and was Director of Research and Development, January 2004 to July 2005 and Director of Materials Science, January 2001 to January 2004. Since his Bachelors degree in chemistry and PhD in polymer science from the University of Durham, England, Dr. Richardson has held Research Scientist and Project Management positions at Unilever Plc. (January 1995 to April 1997) and National Starch and Chemical Company, September 1997 to December 2000.

          -------------------------------------------------------------

Director Independence, Meetings and Compensation of Directors

         The Board of Directors has made an affirmative determination that each of the Company's directors, other than Mr. Rossi, are independent as such term is defined under the listing standards of the American Stock Exchange ("AMEX").

         During fiscal 2005, the Board of Directors met 5 times during regular meetings and 5 times for telephonic special meetings. Each director attended at least 75% of the meetings of the Board held when he or she was a director and of all meetings of those Committees of the Board on which he or she served.

         The Company has adopted a policy to strongly encourage directors to attend each annual meeting of stockholders. Historically, attendance has been excellent. All directors were in attendance at the Company's 2005 annual meeting of stockholders.

         For 2005, the Company paid each of its directors, other than Mr. Rossi, an annual fee of $13,000 and $4,000 for each Board meeting attended. For fiscal 2005, the Company also paid to each of its directors serving on Committees the following fees, plus expenses, for each Committee meeting attended: Chairman of the Audit Committee, $2,500; Chairman of the Compensation Committee, $2,000; chairman of all other Committees, $1,500; all other Committee members, $1,000. The Lead Director is paid an additional $5,000 per year.

         The Board of Directors has approved, commencing in January 2006 through December 2008, that the Company pay to each of the directors, other than Mr. Rossi, an annual fee of $18,000 and $4,000 for each Board meeting attended. Commencing in 2006, the Company will also pay to each of its directors serving on Committees the following fees, plus expenses, for each Committee meeting attended: Chairman of the Audit Committee, $2,500; Chairman of the Compensation Committee, $2,000; Chairman of all other Committees, $1,500; all other Committee members, $1,000. The Lead Director receives an additional $5,000 per year.

         In December, 2005, each director, except for Mr. Rossi, entered into Restricted Stock Purchase Agreements (the "Agreements") with the Company to purchase the Company's Common Stock pursuant to the Company's 1999 Stock Plan, as amended and restated (the "1999 Stock Plan"). These Agreements replace the stock option plan that non-employee directors participated in prior years.

         Under the Agreements, each of Mr. Ammidon, Jr., Dr. Televantos, Mr. McMillan, Mr. Mitchell and Dr. Wedral purchased 3,000 shares of the Company's Common Stock at the purchase price of $.06-2/3 per share. The purchased stock is subject to a repurchase option in favor of the Company and to restrictions on transfer until it vests in accordance with the provisions of the Agreements. The purchased stock will vest in full seven years from the date of the Agreements, provided the purchaser is still a director of the Company on that date. The purchased stock will also vest in full prior to seven years upon: (1) the purchaser's retirement from the Company's Board of Directors at or after age 70;
(2) the purchaser's death or major disability, (3) the purchaser's resignation from the Company's Board of Directors due to a conflict of interest or serious illness, and (4) a change of control of the Company (as defined in the Agreements). The purchased shares will not vest and the Company may repurchase all of the purchased shares at a purchase price of $.06-2/3 per share in the event of gross misconduct on the part of the purchaser in the performance of his or her duties as a director of the Company prior to vesting, as determined by majority vote of the Board of Directors. A pro rated amount of the purchased shares may be repurchased by the Company at a purchase price of $.06-2/3 per share in the event the purchaser ceases to be a director of the Company prior to vesting of the purchased shares for any reason other than gross misconduct.

         The Company does not pay any other direct or indirect compensation to directors in their capacity as such.


Committees of the Board of Directors

         The Company's Board of Directors has a standing Audit Committee, Executive Committee, Compensation Committee, as well as a Corporate Governance and Nominating Committee. The Board of Directors appoints the members of each Committee. In 2005, the Corporate Governance and Nominating and Compensation
Committees each held two meetings. The Audit Committee held five meetings in 2005. In 2005, the Board also implemented a Lead Director role (see Lead Director section below).

         Audit Committee. The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for appointing, compensating and overseeing the work of the accounting firm retained for the purposes of preparing or issuing audit reports or related work. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting, internal controls and procedures, and audit functions. Responsibilities, activities and independence of the Audit Committee are discussed in greater detail under the section of this Proxy Statement entitled "Audit Committee Report."

         The current members of the Audit Committee are Messrs. Ammidon (Chair), McMillan, and Mitchell.

         The Board of Directors of the Company has determined that the Audit Committee Chairman, Mr. Ammidon, qualifies as an "audit committee financial expert", as defined in Section 407 of the Sarbanes-Oxley Act of 2002, and that all members of the Audit Committee are "independent" under the AMEX listing standards. The Board of Directors of the Company has adopted a written charter for the Audit Committee, and a copy of this charter is attached as Exhibit A to the Company's Proxy Statement for the 2005 Annual Meeting and is also available at the Company's website.

         Compensation Committee. The duties of the Compensation Committee are to
(i) recommend to the Board of Directors a compensation program, including incentives, for the Chief Executive Officer and other senior officers of the Company, for approval by the full Board of Directors, (ii) prepare an Annual Report of the Compensation Committee for inclusion in the Company's Proxy Statement as contemplated by the requirements of Schedule 14A of the Securities Exchange Act of 1934, as amended, (iii) propose to the full Board of Directors the compensation of directors, a significant part of which compensation is to be in the form of stock or stock options, and (iv) to administer the 1999 Stock Plan.

         The current members of the Compensation Committee are Messrs. McMillan, Mitchell, Dr. Televantos (Chair) and Dr. Wedral, each of whom are independent directors.

         See "Report of the Compensation Committee of the Board of Directors" below.

         Executive Committee. The Executive Committee is authorized to exercise all the powers of the Board of Directors in the interim between meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee is also responsible for the recruitment, evaluation and selection of suitable candidates for the position of Chief Executive Officer ("CEO"), for approval by the full Board, for the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO, and for reviewing the CEO's plan of succession for officers of the Company.

         The current members of the Executive Committee are Messrs. McMillan and Mitchell (Chair), and Dr. Televantos.

         Corporate Governance & Nominating Committee. The duties of the Corporate Governance & Nominating Committee are set forth in the Corporate
Governance & Nominating Committee's Charter, which is attached to this Proxy Statement as Exhibit A. The current members of the Corporate Governance & Nominating Committee are Messrs. Ammidon and Mitchell and Drs. Televantos and Wedral (Chair), all of whom are "independent" under AMEX listing standards.

         Nominations of Directors. Consistent with previous practice, the Corporate Governance & Nominating Committee continues to re-nominate incumbent directors who continue to satisfy the Company's criteria for membership on the Board; whom the Board believes will continue to make contributions to the Board; and who consent to continue their service on the Board. The Committee also considers external director candidates or candidates recommended by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group hold 5% or more of the Company's common stock and have continued to do so for over one year will be considered substantial, long-term stockholders.

         The Committee and the Board has adopted guidelines for identifying or evaluating nominees for director, including incumbent directors and nominees recommended by stockholders. The Company's current policy is to require that a majority of the Board of Directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert. In addition, directors may not serve on the boards of more than three other public companies, without the approval of the Board of Directors; and directors must satisfy the Company's age limit policy for directors which requires that a director retire at the conclusion of his or her term in the calendar year during which he or she reaches the age of 70. The guidelines do not otherwise establish specific minimum qualifications that must be met for nomination for a position on the Board of Directors, but provide for the selection of nominees based on the nominees' skills, achievements and experience, and contemplate that the following will be considered, among other things, in selecting nominees: knowledge, experience and skills in areas critical to understanding the Company and its business, personal characteristics, such as integrity and judgment, and the candidate's commitment to the boards of other companies.



Lead Director

         Mr. Mitchell is currently the Lead Director. The Lead Director functions, in general, to reinforce the independence of the Board of Directors of the Company. This person is appointed on a rotating basis from the independent Directors. The initial term is a two year assignment. The Lead Director will serve at the election of the Board and, in any event, only so long as that person shall be an independent Director of the Company. The Corporate Governance and Nominating Committee will review annually the description of the Lead Director position and recommend to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the CEO. Amongst other things, the Lead Director is responsible for working with the CEO and other directors to set agendas for Board meetings; providing leadership in times of crisis together with the Executive Committee; chairing regular meetings of independent Board members without management present (executive sessions); acting as liaison between the independent Directors and the CEO; and chairing Board meetings when the CEO is not in attendance.


Communicating With the Board of Directors

         Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the General Counsel with a request to forward the communication to the intended recipient. In the alternative, stockholders can direct correspondence to the Board via the Chief Executive Officer, or to the attention of the Lead Director, in care of the Company at the Company's principal executive office address, P.O. Box 600, New Hampton, NY 10958. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.

Code of Business Conduct and Ethics

         The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's chief executive officer and senior financial officer. The Code requires that any waiver of any provision in the Code in favor of members of the Board or in favor of executive officers, principal financial or accounting officers, or the controller (or persons performing similar functions) may be made only by the Board. Any such waiver will be publicly disclosed in a Current Report on Form 8-K. A copy of the Code of Ethics for Senior Financial Officers was filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

         The Company has also adopted a Business Ethics Policy applicable to its employees and a further Policy Statement which confirms that, as and when appropriate, the Business Ethics Policy and the Code of Ethics for Senior Financial Officers are applicable to the Company's directors and officers. Under applicable AMEX rules, any waiver of these applicable requirements for a director or executive officer of the Company is to be publicly disclosed in a Current Report on Form 8-K within five (5) days. This Business Ethics Policy and further Policy Statement are available on the Company's website.

Compensation of Executive Officers

         The following table sets forth information concerning the compensation for services to the Company during each of the fiscal years ended December 31, 2005, 2004, and 2003, for Dino A. Rossi, the Company's President and Chief Executive Officer, and each other elected corporate officer of the Company whose annual salary and bonus compensation with respect to the 2005 calendar year exceeded $100,000 (the "Named Executive Officers"):


                                      SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                                Compensation
                                                 Annual Compensation            Awards
                                                 -------------------            ------------
                                                                                Securities
                                                                 Other Annual   Underlying    All Other
Name                            Year     Salary       Bonus      Compensation   Options       Compensation
-----------------------------------------------------------------------------------------------------------
Dino A. Rossi                   2005   $ 313,500    $ 327,934    $ 4,622  (1)     60,000      $ 13,939  (4)
    President and CEO           2004   $ 285,000    $ 206,336    $ 6,075  (2)     49,500      $ 13,412  (5)
                                2003   $ 268,923    $       0    $ 5,074  (3)     45,000      $ 12,830  (6)

Francis J. Fitzpatrick          2005   $ 160,000    $  63,108    $ 7,200  (7)     45,000      $ 12,355 (10)
    Chief Financial             2004   $ 155,000    $  62,711    $ 7,431  (8)     40,500      $ 10,316 (11)
    Officer                     2003   $ 126,438    $       0    $ 6,000  (9)     33,750      $ 10,118 (12)

David F. Ludwig                 2005   $ 184,000    $  44,307    $ 4,856 (13)     36,000      $ 12,355 (16)
    Vice President/GM           2004   $ 175,615    $  58,850    $ 4,486 (14)     33,750      $ 11,828 (17)
    Specialty Products          2003   $ 157,615    $  50,000    $ 4,332 (15)     27,000      $ 11,300 (18)

Robert T. Miniger               2005   $ 149,500    $  55,440    $ 6,831 (19)     13,500      $ 11,792 (22)
    Vice President              2004   $ 144,808    $  39,785    $ 6,231 (20)     13,500      $  9,562 (23)
    Human Resources             2003   $ 128,942    $       0    $ 6,000 (21)     11,250      $ 10,051 (24)

Paul H. Richardson              2005   $ 150,000    $  55,557    $ 6,000 (25)     30,000      $ 11,623 (27)
    Vice President              2004   $ 126,000    $  39,732    $ 6,000 (26)     22,500      $  9,624 (28)
    R&D                         2003   $ 102,078    $  10,000    $     0           9,000      $  8,443 (29)


(1)      Includes $4,622 in automobile lease payments made by the Company.
(2)      Includes $6,075 in automobile lease payments made by the Company.
(3)      Includes $5,074 in automobile lease payments made by the Company.
(4) Includes $1,584 in life/disability insurance premium payments and $4,900 in 401(k) and $7,455 in profit sharing contributions made by the Company under the Company's combined 401(k)/profit sharing plan.
(5) Includes $1,584 in life/disability insurance premium payments and $4,550 in 401(k) and $7,278 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(6) Includes 1,530 in life/disability insurance premium payments and $4,200 in 401(k) and $7,100 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(7)      Includes $7,200 in automobile allowance payments by the Company.
(8)      Includes $7,431 in automobile allowance payments by the Company.
(9)      Includes $6,000 in automobile allowance payments by the Company.
(10) Includes $4,900 in 401(k) and $7,455 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(11) Includes $4,550 in 401(k) and $5,766 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(12) Includes $4,200 in 401(k) and $5,918 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(13)     Includes $4,856 in automobile lease payments made by the Company.
(14)     Includes $4,486 in automobile lease payments made by the Company.
(15)     Includes $4,332 in automobile lease payments made by the Company.
(16) Includes $4,900 in 401(k) and $7,455 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(17) Includes $4,550 in 401(k) and $7,278 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(18) Includes $4,200 in 401(k) and $7,100 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(19)     Includes $6,831 in automobile allowance payments made by the Company.

(20)     Includes $6,231 in automobile allowance payments made by the Company.

(21)     Includes $6,000 in automobile allowance payments made by the Company.

(22) Includes $4,900 in 401(k) and $6,892 in profit sharing contributions made by the Company to Mr. Miniger's account under the Company's combined 401(k)/profit sharing plan.

(23) Includes $4,200 in 401(k) and $5,362 in profit sharing contributions made by the Company to Mr. Miniger's account under the Company's combined 401(k)/profit sharing plan.

(24) Includes $4,200 in profit sharing contributions made by the Company to Mr. Miniger's account under the Company's combined 401(k)/profit sharing plan and $5,851 in relocation expenses.
(25)     Includes $6,000 in automobile allowance payments made by the Company.
(26)     Includes $6,000 in automobile allowance payments made by the Company.
(27) Includes $4,900 in 401(k) and $6,723 in profit sharing contributions made by the Company to Mr. Richardson's account under the Company's combined 401(k)/profit sharing plan.
(28) Includes $4,550 in 401(k) and $5,074 in profit sharing contributions made by the Company to Mr. Richardson's account under the Company's combined 401(k)/profit sharing plan.
(29) Includes $4,200 in 401(k) and $4,243 in profit sharing contributions made by the Company to Mr. Richardson's account under the Company's combined 401(k)/profit sharing plan.

Incentive Compensation Plan

         At the end of each calendar year, the Compensation Committee of the Board of Directors approves an Incentive Compensation Program for the succeeding calendar year (the "ICP"). The ICP provides for the awarding of bonus compensation to executive officers and certain other employees, based upon the level of achievement of specific goals established for the particular officer or employee, and for the weighting of those goals to determine the amount of the bonus. No bonuses are required to be paid under the ICP unless a specified minimum level of consolidated net income before interest and taxes ("NIBIT") is achieved. The Compensation Committee has established such minimum level of NIBIT for 2006 based upon the Company's estimated results of operations for the 2005 calendar year.

         Pursuant to the terms of the employment agreement between the Company and Dino A. Rossi, its President and Chief Executive Officer, Mr. Rossi is entitled to annual discretionary bonuses of up to 100% of his base salary, based upon the Company achieving operating and/or financial targets established by the Board of Directors or an authorized committee thereof. 50% of such bonus compensation is determined pursuant to the ICP. The Compensation Committee has established a minimum level of consolidated net income for the 2006 fiscal year to be achieved by the Company in order for Mr. Rossi to be entitled to the portion of such bonus compensation not covered by the ICP.

Stock Plans

         In 1999, the Company adopted the 1999 Stock Plan for officers, directors, directors emeritus and employees of and consultants to the Company and its subsidiaries. The 1999 Stock Plan was approved by the Company's stockholders. Under the 1999 Stock Plan, the officers and other employees of the Company and any present or future parent or subsidiaries of the Company (collectively, "Related Companies") may be granted options to purchase Common Stock of the Company which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended

(the "Code"); directors, officers, employees and directors emeritus of and consultants to the Company and Related Companies may be granted options to purchase Common Stock which do not qualify as ISOs ("non-Qualified Option" or "Non-Qualified Options"); and directors, officers, employees, and directors emeritus of and consultants to the Company and Related Companies may be granted the right to make direct purchases of Common Stock from the Company ("Purchases").

         In April 2003, the Board of Directors of the Company adopted amendments to the 1999 Stock Plan, which were subsequently approved by the stockholders of the Company at the Annual Meeting of Stockholders on June 20, 2003, and which amended the 1999 Stock Plan by: (i) increasing the number of shares of Common Stock reserved for issuance under the 1999 Stock Plan by 900,000 shares, to a total of 1,800,000 shares of Common Stock; and (ii) confirming the right of the Company to grant awards of Common Stock ("Awards") in addition to the other Stock Rights available under the 1999 Stock Plan, and providing certain language changes relating thereto. Both ISOs and Non-Qualified Options are referred to in this Proxy Statement individually as an "Option" and collectively as "Options." Options, Purchases and Awards are referred to in this Proxy Statement collectively as "Stock Rights."

         All share amounts described in this section and elsewhere in this Proxy Statement have been adjusted to give effect to the December 2005 three-for-two stock split effected by means of a stock dividend.

         The 1999 Stock Plan is administered by the Board of Directors of the Company or, if the Board of Directors so determines, the Compensation Committee thereof. Subject to the terms of the 1999 Stock Plan, the Board (or the Compensation Committee, as the case may be), has the authority to determine the persons to which Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable under Stock Rights. The exercise price per share specified in the agreement relating to each ISO granted under the 1999 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, the price per share specified in the agreement relating to such ISO may not be less than 110% of the fair market value per share of Common Stock on the date of grant. In addition, each eligible employee may be granted ISOs only to the extent that, in the aggregate under the 1999 Stock Plan and all incentive stock option plans of the Company and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase, pursuant to the exercise of ISOs (whether under the 1999 Stock Plan or any other plan), more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. The 1999 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee or the Board, but not more than ten years from its date of grant. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, the ISO will expire no more than five years from its date of grant. In 2005, options to purchase an aggregate of 438,165 shares at a weighted average exercise price of $19.56 per share were granted under the 1999 Stock Plan. At December 31,

2005, options to purchase an aggregate of 1,279,444 shares were outstanding pursuant to the 1999 Stock Plan, of which options for an aggregate of 621,694 shares were then exercisable.

         The 1999 Stock Plan replaced the Company's 1994 Incentive Stock Option Plan, as amended (the "ISO Plan"), and its non-qualified 1994 Stock Option Plan for Directors, as amended (the "Non-Qualified Plan"), both of which expired on June 24, 1999. Unexercised options granted under the ISO Plan and the Non-Qualified Plan prior to such termination are exercisable in accordance with their respective terms until their respective expiration dates.

         The ISO Plan provided for the grant of ISO's to officers and other key employees. Such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant. An aggregate of 871,875 shares of Common Stock had been reserved for issuance upon exercise of options granted under the ISO Plan. At December 31, 2005, options to purchase an aggregate of 156,021 shares were outstanding pursuant to the ISO Plan, all of which were then exercisable. Options granted under the ISO Plan may be exercised, upon and subject to the vesting thereof, in whole or part, at any time and from time to time, between the first and tenth anniversary of the date of grant.

         The ISO Plan also provided that if options granted to an employee permit the employee to purchase shares having an aggregate market value (determined at the time of grant) in excess of $100,000 in any year in which the option as it applies to such shares first becomes exercisable, then the portion of such options in excess of such $100,000 limitation will not be incentive stock options and will not be entitled to the favorable income tax treatment afforded to grantees of incentive stock options.

         The Non-Qualified Plan provided for the grant of stock options to directors, directors emeritus and other employees and consultants of the Company, which options do not qualify as incentive stock options, with options to non-employee directors and directors emeritus granted in accordance with the earnings based formula set forth in the Non-Qualified Plan. The option exercise price was the reported closing price per share of the Common Stock on the date of grant. Such options expire no later than ten years after the date of grant, subject to earlier termination in the event the grantee ceases to be a director, director emeritus or employee as the case may be. An aggregate of 1,017,000 shares of Common Stock had been reserved for issuance upon exercise of options granted under the Non-Qualified Plan. At December 31, 2005, there were no options outstanding to purchase shares under the Non-Qualified Plan.

         On December 29, 2005, the Board of Directors of the Company authorized the Company to enter into Restricted Stock Purchase Agreements (the "Agreements") to purchase the Company's common stock with the five non-employee directors of the Company pursuant to the Company's 1999 Stock Plan. This Agreement replaces the Stock Option Plan that non-employee directors participated in prior years. Under the Agreements, each non-employee director purchased 3,000 shares of the Company's common stock at the purchase price of $.06-2/3 per share. The purchased stock is subject to a repurchase option in favor of the Company and to restrictions on transfer until it vests in accordance with the provisions of the Agreements.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options granted to the Named Executive Officers during 2005:


                                             Individual Grants
                          -------------------------------------------------
                          Number of
                          Shares       % of Total
                          Under-       Options
                          lying        Granted        Exercise               Grant Date
                          Options      To Employees     Price    Expiration  Present
Name                      Granted      In 2005        ($/Share)     Date     Value (1)

--------------------------------------------------------------------------------------
Dino A. Rossi             60,000 (2)           17%    $  20.71    9/16/15    $250,655
Francis J. Fitzpatrick    45,000 (3)           13%    $  20.71    9/16/15    $187,991
David F. Ludwig           36,000 (4)           10%    $  20.71    9/16/15    $150,393
Robert T. Miniger         13,500 (5)            4%    $  20.71    9/16/15     $56,397
Paul H. Richardson        15,000 (6)            4%    $  19.78    6/24/15     $58,114
Paul H. Richardson        15,000 (7)            4%    $  20.71    9/16/15     $62,664


--------

(1) The value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: dividend yield of 0.33%; expected volatility of 23%; risk-free rate of return of 4.0%, expected life of
         3.35 years, and expected total grant forfeitures of 8.0%.
(2) Of such options, options for 12,000 shares (20%), 24,000 shares (40%), and 24,000 shares (40%) vest on September 16, 2006, 2007, and 2008 respectively.
(3) Of such options, options for 9,000 shares (20%), 18,000 shares (40%), and 18,000 shares (40%) vest on September 16, 2006, 2007, and 2008 respectively.
(4) Of such options, options for 7,200 shares (20%), 14,400 shares (40%), and 14,400 shares (40%) vest on September 16, 2006, 2007, and 2008 respectively.
(5) Of such options, options for 2,700 shares (20%), 5,400 shares (40%), and 5,400 shares (40%) vest on September 16, 2006, 2007, and 2008 respectively.
(6) Of such options, options for 3,000 shares (20%), 6,000 shares (40%), and 6,000 shares (40%) vest on June 24, 2006, 2007, and 2008 respectively.
(7) Of such options, options for 3,000 shares (20%), 6,000 shares (40%), and 6,000 shares (40%) vest on September 16, 2006, 2007, and 2008 respectively.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information with respect to option exercises during the year ended December 31, 2005 and the number and value of options outstanding at December 31, 2005 held by the Named Executive Officers:


                                                 Number of Shares
                                                 Underlying
                                                 Unexercised            Value of
                           Shares                Options at             Unexercised
                           Acquired              December 31,2005       In-the-Money
                           On         Value      Exercisable("E")/      Options at
Name                       Exercise   Realized   Unexcercisable("U")    December 31, 2005(1)
----                       --------   --------   -------------------    --------------------
Dino A. Rossi              0          $0         282,150(E)/117,600(U)  $3,629,620(E)/440,868(U)
Francis J. Fitzpatrick     0          0           92,475(E)/ 90,900(U)     968,328(E)/348,777(U)
David F. Ludwig            37,800     337,076     25,650(E)/ 73,800(U)     228,357(E)/286,272(U)
Robert T. Miniger          40,806     333,284     15,894(E)/ 28,800(U)     145,836(E)/116,259(U)
Paul H. Richardson         0          0           15,075(E)/ 51,600(U)     134,459(E)/157,244(U)


--------------

(1) Value as of December 31, 2005 was determined by multiplying the net difference between the closing price on that date, as reported on the American Stock Exchange, and the exercise price by the number of shares underlying the unexercised-in-the-money options.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information with respect to shares of the Company's Common Stock that may be issued pursuant to Stock Rights granted under the 1999 Stock Plan as of December 31, 2005, and also includes shares of Common Stock issuable pursuant to outstanding options previously granted under the Company's ISO and Non-Qualified Plans, which plans were replaced by the 1999 Stock Plan. These plans are the Company's only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of the Company's Common Stock may be allocated to, or purchased on behalf of, participants in the Company's 401(k)/Profit Sharing Plan (described below). Consistent with Securities and Exchange Commission regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company's 401(k)/Profit Sharing Plan is not included from the table below.

--------------------------------------------------------------------------------
                            (a)                 (b)                 (c)
                                                             Number of shares
                                                                 Remaining
                                                               available for
                     Number of shares    Weighted-average     future issuance
                     to be issued upon  exercise price per     under equity
                        exercise of          share of       compensation plans
                        outstanding         outstanding      (excluding shares
                     options, warrants   options, warrants     reflected in
Plan Category           and rights          and rights          column (a))
--------------------------------------------------------------------------------
Equity
compensation plans       1,435,465            $12.57              722,740
approved by
security holders
--------------------------------------------------------------------------------
Equity
compensation plans
not approved by
security holders             -                   -                   -
--------------------------------------------------------------------------------
Total                    1,435,465            $12.57              722,740
--------------------------------------------------------------------------------

401(k)/Profit Sharing Plan

         Effective January 1, 1998, the Company terminated its defined contribution pension plan and amended its 401(k) savings plan. Assets of the terminated defined contribution pension plan were merged into an enhanced 401(k)/profit sharing plan (the "New Plan"), intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees of the Company are eligible to participate in the New Plan once they attain age 18 and complete 60 days of continuous service with the Company. The New Plan provides that participating employees may make elective contributions of up to 15% of pre-tax salary, subject to ERISA limitations, and for the Company to make matching contributions on a monthly basis equal in value to 35% of each participant's elective contributions. Such matching contributions are made in shares of the Company's Common Stock. The profit-sharing portion of the New Plan is discretionary and non-contributory. Profit sharing contributions are restricted to employees who have completed 1,000 hours of service and are employed on the last day of a plan year. The Company contributes a minimum of 3.55% of an eligible participant's taxable compensation (subject to certain exclusions) unless the Company announces a different rate. Amounts in each participant's matching contribution and profit sharing accounts are not vested until such participant has two years of service, at which time 100% of such amounts vest. All amounts contributed to the New Plan are deposited into a trust fund administered by the plan trustee. Participants have the right to direct how their accounts are invested among a selection of mutual funds and/or selected trustee portfolios, and may transfer any portion of the matching contribution to other available investment choices. Up to 10% of participant elective contributions and Company profit sharing contributions may be invested at the participant's election in the Company's Common Stock. On retirement or termination of employment, participants are entitled to a distribution of all vested amounts and accrued income in their accounts.

     The Company made aggregate profit sharing contributions and matching 401(k) savings plan contributions of $326,000 and $276,000 in 2005, $301,000 and $257,000 in 2004 and $307,000 and $273,000 in 2003, respectively.

Employment Agreement

         As of January 1, 2001, the Company entered into an Employment Agreement with Dino A. Rossi (replacing his previous employment agreement), which provides for Mr. Rossi to serve as the Company's President and Chief Executive Officer. The Employment Agreement provides that following its initial term, which expired on December 31, 2001, its term is deemed to be automatically extended for successive one (1) year periods ending on each successive anniversary of December 31, 2001, unless either party gives written notice of termination to the other not less than sixty (60) days prior to the end of the then current extension period. The Employment Agreement provides for a base salary of $194,700, which is subject to annual increase if approved by the Board of Directors. Mr. Rossi is also eligible to receive a discretionary performance bonus (as determined by the Board of Directors) of up to 100% of annual salary, based on a target figure consistent with operating and/or other financial targets established by the Board of Directors, for each fiscal year during the term of the Employment Agreement. Mr. Rossi is entitled to the use of a car leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. The Employment Agreement provides that if the Company terminates his employment other than for cause (as defined) or in the event Mr. Rossi shall terminate his employment under certain limited circumstances effectively amounting to a constructive termination (as defined), he will be entitled to severance payments of 150% of his then current annual salary, and if such termination by the Company occurs within two years after a change of control event (as defined) involving the Company he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Rossi were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary. In the event of any termination by the Company entitling Mr. Rossi to severance payments, his theretofore granted but unvested options to purchase Common Stock of the Company would immediately vest and be exercisable in accordance with their terms. Mr. Rossi's entitlement to severance payments would be subject to reduction to the extent necessary to avoid such payments being considered an "excess parachute payment" for purposes of Section 280G of the Internal Revenue Code. During the period of Mr. Rossi's employment (or, in the case of a voluntary termination by Mr. Rossi or a termination of his employment by the Company for cause, the balance of the term of the Employment Agreement before giving effect to such termination) and for a period of one year thereafter, the Employment Agreement imposes on Mr. Rossi certain non-competition and non-solicitation obligations regarding the Company and its customers and its employees.

         The Employment Agreement was amended as of December 9, 2005 (the "Amendment"), to conform certain provisions thereof to Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004, and the proposed regulations issued by the Treasury Department under Section 409A. The Amendment provides that certain payments to Mr. Rossi in connection with the termination of his employment would not be due and payable before six months after the applicable termination. The six-month delay relates to Mr. Rossi's status as a "key employee" (as defined under Section 409A and the accompanying proposed regulations).


        Security Ownership of Certain Beneficial Owners and of Management

        The table below sets forth as of April, 7 2006 the number of shares of Common Stock beneficially owned by (i) each director, (ii) each of the Named Executive Officers who is currently an officer of the Company, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to, 5% or more of the outstanding shares of Common Stock known to the Company based upon filings with the Securities and Exchange Commission, and (iv) all directors and executive officers of the Company as a group, and the percentage ownership of the outstanding Common Stock as of such date held by each such holder and group:

Name and Address of                         Amount and Nature of      Percent of
Beneficial Owner                            Beneficial Ownership (1)   Class (2)
----------------                            ------------------------  ----------
 Ashford Capital Management, Inc.(3)                      1,187,781       10.3%
 Kayne Anderson Rudnick Investment
 Management, LLC (4)                                        677,724        5.9%
 Segall, Bryand & Hamill (5)                                674,319        5.8%
 Eagle Asset Management, Inc. (6)                           622,891        5.4%
 Dino A. Rossi (7)*                                         306,358        2.6%
 Francis J. Fitzpatrick (8)*                                 98,939          **

 Robert T. Miniger (9)*                                      44,896          **
 David F. Ludwig (10)*                                       37,325          **
 Kenneth P. Mitchell (11)*                                   35,352          **
 Edward L. McMillan (12)*                                    32,720          **
 Hoyt Ammidon, Jr. (13)*                                     29,840          **
 Elaine R. Wedral (14)*                                      24,248          **
 Paul H. Richardson (15)*                                    16,187          **
 John Y. Televantos(16)*                                      7,500          **
All directors and executive officers as a group (10         610,865        5.2%
persons) (17)


* Such person's address is c/o the Company, P.O. Box 600, New Hampton, New York 10958.
**    Indicates less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.
(3) Based upon information as of December 31, 2005 provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is P.O. Box 4172, Wilmington, DE 19807.
(4) Based upon information as of December 31, 2005 Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its
         Schedule 13G is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(5) Based upon information as of December 31, 2005 provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is 10 S.Wacker Dr., Chicago, IL 60606.
(6) Based upon information as of February 10, 2005 provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is 880 Carillon Parkway, St. Petersburg, Fl. 33716.
(7) Consists of 282,150 shares such person has the right to acquire pursuant to stock options, 8,233 shares held in such person's Company 401(k)/profit sharing plan account, and 15,975 shares held directly.
(8) Consists of 92,475 shares such person has the right to acquire pursuant to stock options, and 6,464 shares held in such person's Company 401(k)/profit sharing plan account.
(9) Consists of 15,894 shares such person has the right to acquire pursuant to stock options,, 1,896 shares held in such person's Company 401(k)/profit sharing plan account, and 27,106 shares held directly.
(10) Consists of 25,650 shares such person has the right to acquire pursuant to stock options,, 4,175 shares held in such person's Company 401(k)/profit sharing plan account, and 7,500 shares held directly.

(11) Consists of 25,340 shares such person has the right to acquire pursuant to stock options,, 4,500 shares of restricted stock, and 5,512 shared held directly.
(12) Consists of 27,590 shares such person has the right to acquire pursuant to stock options,, 4,500 shares of restricted stock, and 630 shared held directly.
(13) Consists of 25,340 shares such person has the right to acquire pursuant to stock options, and 4,500 shares of restricted stock.
(14)     Consists of 19,748 shares and 4,500 shares of restricted stock.
(15) Consists of 15,075 shares such person has the right to acquire pursuant to stock options, and 1,112 shares held in such person's Company 401(k)/profit sharing plan account.

(16) Consists of 3,000 shares such person has the right to acquire pursuant to stock options, and 4,500 shares of restricted stock.
(17) Consists of options to purchase 532,262 shares, 21,880 shares in the accounts of five executive officers under the Company's 401(k)/profit sharing plan, and 56,723 shares held by individuals.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates.

         Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2005, its officers and directors and holders of more than 10% of the Company's Common Stock complied with Section 16(a) filing date requirements with respect to transactions during such year, except that David F. Ludwig, the Company's Vice President and General Manager, Specialty Products filed one Form 4, reporting the sale of 1,800 shares of Common Stock in November 2005, one day late.


Report of the Compensation Committee of the Board of Directors

         This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee is currently comprised of four directors, Edward L. McMillan, Kenneth P. Mitchell, John Y. Televantos and Elaine R. Wedral. It is the responsibility of the Compensation Committee to recommend an effective total compensation program for the Company's Chief Executive Officer and other senior officers based on the Company's performance and consistent with stockholders' interests. The Committee's duties entail reviewing the Company's compensation practices and recommending compensation for such executives.

         Compensation Philosophy

         The  Company's  overall  compensation  philosophy  has  been  to  offer competitive salaries, cash incentives, stock options and benefit plans consistent with the Company's financial performance. Rewarding key employees who contribute to the continued success of the Company plus equity participation are key elements of the Company's compensation policy. The Company's executive compensation policy is to attract and retain key executives necessary for the Company's short and long-term success by establishing a direct link between executive compensation and the performance of the Company, by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards, and by providing equity awards to allow executives to participate in enhanced stockholder value.

         In awarding salary increases and bonuses, the Compensation Committee relates various elements of corporate performance to the elements of executive compensation. The Compensation Committee considered whether the compensation package as a whole adequately compensated the applicable executive for the Company's performance during the past year and the executive's contribution to such performance.

         Base Salary

         Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at reasonably competitive industry levels. Determinations of base salary levels are established based on an annual review of marketplace competitiveness and on the Company's existing compensation structure. Periodic increases in base salary relate to individual contributions to the Company's overall performance and industry competitive pay practices. In determining appropriate levels of base salary, the Compensation Committee relied in part on industry compensation surveys.

         Bonus

         Bonuses represent the variable component of the executive compensation program that is tied to individual achievement and the Company's performance. The Company's policy is to base a meaningful portion of its senior executives' cash compensation on bonus. In determining bonuses, the Company considers factors such as the individual's contribution to the Company's performance and the relative performance of the Company during the year.

         Stock Options

         The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives and key employees -- who have significant responsibility for the management, growth and future success of the Company -- with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. The goal of this approach is that the interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company have been granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. Grants of options have been based primarily on an employee's potential contribution to the Company's growth and financial results. Options generally have been granted at the prevailing market value of the Company's Common Stock and accordingly will only have value if the Company's stock price increases. With limited exceptions, grants of options to employees have provided for vesting over three years and the individual must be employed by the Company for such options to vest.

         2005 Compensation to Chief Executive Officer

         In reviewing and recommending Mr. Rossi's salary and bonus and in awarding him stock options for fiscal year 2005 and for his future services, the Compensation Committee followed its compensation philosophy. Mr. Rossi's employment agreement was amended and restated effective January 1, 2001 following the expiration of his previous employment agreement. Mr. Rossi's annual salary was $313,500 for 2005. For the 2005 fiscal year, Mr. Rossi was paid a cash bonus of $327,934. In 2005, Mr. Rossi was granted options under the Company's 1999 Stock Plan to purchase 60,000 shares of the Company's

Common Stock at an exercise price of $20.71, the fair market value per share on the date of grant. The options will be exercisable in installments of 20%, 40% and 40% over three years on the first three anniversaries of the date of grant. The Compensation Committee recommended and the Board of Directors approved Mr. Rossi's employment agreement and the above-described option grant to secure the long-term services of the Company's Chief Executive Officer and to further align the Chief Executive Officer's compensation with stockholder interests.

                                         Edward L. McMillan
                                         Kenneth P. Mitchell
                                         John Y. Televantos
                                         Elaine R. Wedral

                                         being the members of the  Compensation
                                         Committee  of the Board of Directors


Compensation Committee Interlocks and Insider Participation

         Messrs. McMillan, Mitchell, Dr. Televantos, and Dr. Wedral each of whom is a director of the Company, served as the members of the Compensation Committee during 2005. None of Messrs. McMillan or Mr. Mitchell or, Drs. Televantos or Wedral (i) were, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, which has not been disclosed.


                             STOCK PERFORMANCE GRAPH

 The graph below sets forth the cumulative total stockholder return on the Company's Common Stock (referred to in the table as "BCP") for the five years ended December 31, 2005, the overall stock market return during such period for shares comprising the Russell 2000(R) Index (which the Company believes includes companies with market capitalization similar to that of the Company), and the overall stock market return during such period for shares comprising the Standard & Poor's 500 Food Group Index, in each case assuming a comparable initial investment of $100 on December 31, 2000 and the subsequent reinvestment of dividends. The Russell 2000(R) Index measures the performance of the shares of the 2000 smallest companies included in the Russell 3000(R) Index. In light of the Company's industry segments, the Company does not believe that published industry-specific indices are necessarily representative of stocks comparable to the Company. Nevertheless, the Company considers the Standard & Poor's 500 Food Group Index to be potentially useful as a peer group index with respect to the Company in light of the Company's encapsulated / nutritional products segment. The performance of the Company's Common Stock shown on the graph below is historical only and not indicative of future performance.


         The graph below shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                                 [GRAPH OMITTED]

                                         Russell              S&P Food
                         BCP          2000 (R) Index        Group Index
                      --------------------------------------------------
 12/31/00               $100.00           $100.00             $100.00
 12/31/01               $161.13           $102.49             $102.01
 12/31/02               $183.40           $ 81.49             $104.92
 12/31/03               $172.08           $120.00             $ 91.28
 12/31/04               $261.81           $142.00             $106.05
 12/31/05               $337.47           $148.46             $ 94.97


                      Stock Price         Value               Value
                      --------------------------------------------------
 12/31/00                $ 5.89         $1,894.30            234.4207
 12/31/01                $ 9.49         $1,941.39            239.1297
 12/31/02                $10.80         $1,543.73            245.9495
 12/31/03                $10.13         $2,273.20            213.9892
 12/31/04                $15.42         $2,689.86            248.6118
 12/31/05                $19.87         $2,812.35            222.6220

                         INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Report

         The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Audit Committee is independent as defined under the American Stock Exchange's listing standards. The Board of Directors has adopted a written charter with respect to the Audit Committee's responsibilities. The Audit Committee oversees the Company's internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company's financial reporting process.

         In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and discussed the audit with McGladrey & Pullen, LLP ("M&P"), the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of the independent auditors' judgment as to the quality, not just the acceptability, of the Company's accounting principles as applied to the Company's financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from M&P the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed with M&P and management M&P's independence.

         Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm's responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's assessment process of internal controls over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.

         The Audit Committee also considered whether the provision of non-audit services by M&P to the Company is compatible with M&P's independence. M&P advised the Audit Committee that M&P was and continues to be independent accountants with respect to the Company.

         Based upon the reviews and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on

Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

         The Audit Committee has also recommended, subject to approval by the Board of Directors, the selection of M&P as the Company's independent auditors for 2006.
                                            Hoyt Ammidon, Jr.
                                            Edward L. McMillan
                                            Kenneth P. Mitchell

                                            being the members of the Audit
                                            Committee of the Board of Directors

Selection of Auditors for Year 2005 and 2006

         The Audit Committee of the Board of Directors of the Company engaged McGladrey & Pullen LLP ("M&P") as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005 and the Board of Directors has selected M&P to serve as the independent auditors of the Company for the year ending December 31, 2006. Representatives of such firm are expected to be present at the Annual Meeting. They will have an opportunity to make a statement to the stockholders if they desire to do so and are expected to be available to respond to stockholder questions raised orally at the Meeting.

Resignation of KPMG as Auditors of the Company

         KPMG LLP ("KPMG") resigned as the Company's principal accountants, effective August 18, 2004. KPMG's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's fiscal years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through August 18, 2004, the date of KPMG's resignation, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

         During the years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through August 18, 2004, neither the Company nor anyone acting on the Company's behalf consulted M&P with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Auditor Fees

         During 2005, the Company retained M&P to audit the consolidated financial statements for 2005. In addition, the Company also retained M&P to provide services relating to Management's Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as with the preparation of the Company's tax returns and other audit-related and tax-related services. KPMG also provided transitional audit related services for 2005. The following table shows the fees paid or accrued by the Company for the audit and other professional services provided by M&P and KPMG for 2005 and 2004:


                                           2005            2004
                                           ----            ----
      Audit fees (1)                     $265,700 (4)    $226,800 (5)

      Audit-related fees (2)              39,900           12,500 (6)

      Tax fees (3)                        34,800           72,000 (7)

                                         ----------------------------

      Total fees                         $340,400        $311,300
                                         ============================


(1) Fees relating to audit of the annual consolidated financial statements and quarterly reviews.

(2) Fees relating to employee benefit plan audit and acquisition due diligence.

(3) Fees for tax compliance and advisory services.

(4) Consists of $9,000 paid to KPMG and $256,700 to M&P.

(5) Consists of $34,800 paid to KPMG and $192,000 to M&P.

(6) Consists entirely of fees paid to KPMG.

(7) Consists of $46,000 paid to KPMG and $26,000 to M&P.


Policy on Pre-Approval of Audit and Non-Audit Services

         All auditing and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.

Quorum Required

         Maryland law and the Company's By-laws require the presence of a quorum for the Meeting, defined as the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions and broker non-votes will be treated as "present" for purposes of determining whether a quorum has been reached.

         Broker non-votes are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker or nominee does not have discretion to vote without such instructions. Brokers and nominees generally do not have such discretion when the matter is deemed by the American Stock Exchange to be "non-routine."

         However, the American Stock Exchange generally considers the election of directors to be a "routine" matter with respect to which brokers and nominees could vote shares held by them in street-name in their discretion absent any instructions received from the beneficial owners of such shares.

Voting Securities

         Stockholders of record on April 7, 2006 (the "Record Date") will be eligible to vote at the Meeting. The voting securities of the Company consist of its Common Stock, $.06-2/3 par value, of which 11,649,737 shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

Stockholder Proposals for 2007 Annual Meeting

         From time to time, the stockholders of the Company may wish to submit proposals which they believe should be voted upon by the stockholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual meeting proxy materials. All such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices no later than December 29, 2006 in order to be considered for inclusion in the Company's year 2007 proxy materials. With respect to any stockholder proposal not submitted for inclusion in the Company's year 2007 proxy materials, the proxy for such meeting will confer discretionary authority to vote on such proposal unless the Company is notified of such proposal not later than March 14, 2007 (45 days prior to the anniversary of the date this Proxy Statement is first being sent to stockholders).


Matters Not Determined at the Time of Solicitation

         The Board of Directors is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


New Hampton, New York
----------

         The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2005 is being mailed to stockholders with these proxy materials. The Annual Report does not form part of these proxy materials for the solicitation of proxies.


                                                                       Exhibit A
Balchem Corporation

Charter of the Corporate Governance & Nominating Committee of the Board of Directors

1. Consider and make recommendations to the Board concerning the appropriate size, function and needs of the Board, taking into account that the Board as a whole shall strive to have competency in the following areas: i) industry knowledge, ii) accounting and finance, iii) business judgment, iv) management,
v) leadership, vi) international markets, vii) crisis management, and ix) corporate governance, and other areas as defined from time to time.

2. Determine the criteria for Board membership, including desired skills and attributes, oversee searches and evaluate and recommend candidates for election to the Board. Consideration of nominations made by stockholders will be processed as well.

3. Evaluate and recommend to the Board the responsibilities of the Board committees, including composition of committees, the structure, operations, and the ability to delegate sub-committee.

4. Annually review and assess the adequacy of the Company's corporate governance guidelines and recommend any changes to the Board for adoption.

5. Annually evaluate its own performance as well as oversee the annual self-evaluation of the Board and Board Committees. This may also include setting criteria and measurements for progress on the strategic function of the Board.

6.  Consider  matters  of  corporate  social   responsibility   and  matters  of
significance in areas related to corporate public affairs and the company's employees and stockholders.

7. Recruit and evaluate new candidates for nomination by the full Board for election as director.

8.   Prepare and update an orientation program for new Directors.

9. Evaluate the performance of current directors in connection with the expiration of their term in office with a view to providing advice to the full Board as to whether the full Board should nominate any such director for reelection.

10. Annually review and recommend policies on director retirement age, with the understanding that only the full Board of Directors shall nominate a slate of candidates for nomination for election by the stockholders of the Corporation, or appoint any director upon the death, resignation or removal of an incumbent director.

                                 REVOCABLE PROXY
                               BALCHEM CORPORATION

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING TO BE HELD JUNE 23, 2006

The undersigned hereby appoints Dino A. Rossi, Francis J. Fitzpatrick and David Ludwig, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 23, 2006, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


                         Please be sure to sign and date
                          this Proxy in the box below.


                        ---------------------------------
                                      Date


                        ---------------------------------
                             Stockholder sign above


                        ---------------------------------
                          Co-holder (if any) sign above

--------------------------------------------------------------------------------
Election of Directors:                   For All    Withhold All      For All
                                                                      Except*
Election of two (2)
Class 2 Directors                          [ ]          [ ]             [ ]

Nominees for Election as Class
2 Directors: Edward L.
McMillan, and Kenneth P.
Mitchell


--------------------------------------------------------------------------------

*INSTRUCTION: To withhold authority to vote for any one or more individual nominee(s) for election to the Board of Directors, mark "For All Except" and write the name of such nominee in the space provided below:

----------------------------------------------------------------

The proxies are directed to vote as specified and in their discretion on all other matters coming before the Annual Meeting. If no direction is made, the proxies will vote FOR the nominees for election as Directors named above.

The Board of Directors recommends a vote FOR each named nominee for election as a Director.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership or a limited liability company, please sign in partnership or limited liability company name by authorized persons.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY